Exhibit 2.1
AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("Reorganization Agreement") dated as of November 15,2005, is made and entered into by and among Commonwealth National Bank ("Bank"), a national bank, CNB Interim National Bank ("Interim Bank"), an interim national bank organized under federal law, and CNB Financial Corp., a Massachusetts corporation, as follows:

Section 1.	Outstanding Shares, Option and Warrants.

(a)  Bank is a national bank. Bank has 4,000,000 authorized shares of common stock, par value $5.00 per share, of which 2,113,291 are issued and outstanding and of which 196,055 are subject to outstanding stock options and 272,246 are subject to outstanding warrants.

(b)  CNB Financial Corp. is a Massachusetts corporation. CNB Financial Corp. has 10,000,000 authorized shares of common stock, $1.00 par value, of which 1,000 are issued and outstanding. All of the outstanding shares of common stock of CNB Financial Corp. are owned by Cary J. Corkin.

(c)  Interim Bank is an interim national bank organized under federal law to facilitate the reorganization of the Bank into a bank holding company structure. Interim Bank has 1,000 authorized shares of common stock, no par value, of which 1,000 are issued and outstanding. All of the outstanding shares of common stock of Interim Bank are owned by CNB Financial Corp.

Section 2.	The Consolidation.

Pursuant to federal law, Bank shall be consolidated with Interim Bank ("Merger") with Bank as the surviving entity ("Surviving Bank").

Section 3.	Stock, Options and Warrants.

(a)  Stock of Interim Bank. On the effective date of the Merger ("Effective Date") each share of common stock of Interim Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of Bank, and there shall thereafter be outstanding no other shares, options, warrants or other rights to acquire shares of Bank.

(b) Stock of CNB Financial Corp. On the Effective Date, each share of common stock of CNB Financial Corp. issued and outstanding immediately prior to the Effective Date shall be repurchased by CNB Financial Corp. for $1 .OO per share.

(c)  Stock, Options and Warrants of Bank. On the Effective Date: (i) each share of common stock of Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into the right to receive one share of fully paid and nonassessable common stock of CNB Financial Corp. in accordance with the provisions of Paragraph 3(d) hereof and certificates representing shares of common stock of Bank shall represent solely the right to receive shares of CNB Financial Corp. in exchange therefore; (ii) each option to acquire shares of common stock of Bank ("Bank Option") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into an option to acquire shares of common stock of CNB Financial Corp. on the same terms and conditions as the Bank Option in accordance with the provisions of Paragraph 3(d) hereof and agreements representing options to acquire shares of the common stock of Bank shall represent solely options to acquire shares of CNB Financial ,Coy; and (iii) each warrant to acquire shares of common stock of Bank ("Bank Warrant") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into a warrant to acquire shares of common stock of CNB Financial Corp. on the same terms and conditions as the Bank Warrant in accordance with the provisions of Paragraph 3(d) hereof and certificates representing warrants to acquire shares of the common stock of Bank shall represent solely warrants to acquire shares of CNB Financial Corp.

(d)  Exchange of Stock, Options and Warrants of Bank. On the Effective Date or as soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 3(c) hereof:

(i) The holders of common stock of Bank of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of Bank then held by them one share of common stock of CNB Financial Corp.

(ii) Subject to the provisions of Paragraph 3(d)(iii) hereof, CNB Financial Corp. shall issue to the shareholders of Bank the shares of common stock of CNB Financial Corp. which said shareholders are entitled to receive hereunder.

(iii) Thereafter, outstanding certificates representing shares of common stock of Bank (except for certificates issued to CNB Financial Corp. in connection with the Merger described in Paragraph 3(a)) shall represent shares of the common stock of CNB Financial Corp. and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of CNB Financial Corp.

(iv) The holders of Bank Options immediately prior to the Effective Date shall be allocated and entitled to receive for each Bank Option then held by them one option to acquire shares of the common stock of CNB Financial Corp. on the same terms and conditions as the Bank Option. (v) Subject to the provisions of Paragraph 3(d)(vi) hereof, CNB Financial Corp. shall grant to the holders of Bank Options the options of CNB Financial Corp. which they are entitled to receive hereunder.

(vi)  Thereafter, outstanding agreements representing Bank Options shall represent agreements to acquire shares of the common stock of CNB Financial Corp. and such agreements may, but need not, be exchanged by the holders thereof for new agreements for the appropriate number of options for shares of CNB Financial Corp.

(vii)  The holders of Bank Warrants immediately prior to the Effective Date shall be allocated and entitled to receive for each Bank Warrant then held by them one warrant to acquire shares of the common stock of CNB Financial Corp. on the same terms and conditions as the Bank Warrant.

(viii)  Subject to the provisions of Paragraph 3(d)(ix) hereof, CNB Financial Corp. shall issue to the holders of Bank Warrants the warrants of CNB Financial Corp. which they are entitled to receive hereunder.

(ix)  Thereafter, outstanding certificates representing Bank Warrants shall represent warrants to acquire shares of the common stock of CNB Financial Corp. and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of warrants for shares of CNB Financial Corp.

(e)  Stock Option Plan of Bank. On the Effective Date and thereafter (i) Bank's 2001 Stock Option Plan (the "Plan") shall be assumed and restated by CNB Financial Corp. on the same terms and conditions applicable to the Plan on the Effective Date; (ii) all shares of common stock of Bank under the Plan which remain available on the Effective Date for issuance of options shall be converted into the same number of shares of common stock of CNB Financial Corp. and shall be available for future option grants made by CNB Financial Corp.; and (iii) any options thereafter granted pursuant to the Plan shall be options granted by CNB Financial Corp. and shall relate to the common stock of CNB Financial Corp.

Section 4.	Approvals.

(a)  Shareholder Approvals. This Reorganization Agreement shall be submitted to the shareholders of CNB Financial Cop, Interim Bank, and Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

(b)  Regulatory Approvals. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the Merger to be consummated. The obligations of each of the parties to consummate the Merger shall be subject to the receipt, on or before the Effective Date, of all required regulatory consents and approvals.

Section 5.	Articles of Incorporation and By-Laws.

(a)  After the Effective Date, the Articles of Incorporation and By-Laws of CNB Financial Corp. shall remain in full force and effect in the same form in which they exist on the Effective Date. It is the intention of the parties that the Merger will be treated as a tax free reorganization pursuant to Section 368 of the Internal Revenue Code.

(b)  After the Effective Date, the Articles of Association and By-Laws of Bank (as attached) shall remain in full force and effect in the same form in which they exist on the Effective Date, as the Articles of Association and By-Laws of Surviving Bank.

Section 6.	Effect of Merger and Effective Date.

The effective date of the Merger (the "Effective Date") shall be a date chosen by the Bank and CNB Financial Corp. after receipt of all required approvals. The effect of the Merger provided for herein shall be as prescribed by law.

Section 7.	Officers and Directors.

(a)  The officers and directors of Bank holding office on the Effective Date shall be the officers and directors of Surviving Bank after the Effective Date, until death, resignation or removal as provided by law or until the election and qualification of their respective successors.

(b)  The officers and directors of CNB Financial Corp. holding office on the Effective Date shall be the officers and directors of CNB Financial Corp. after the Effective Date, until death, resignation or removal as provided by law or until the election and qualification of their respective successors.

Section 8.	Further Acts.

The parties, shall from time to time, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Reorganization Agreement.

In witness whereof the parties have executed this Reorganization Agreement as of the date first written above.

CNB INTERIM NATIONAL BANK

By:	/s/ Charles R. Valade
Charles R. Valade, President
CNB FINANCIAL CORP.

By:	/s/ Charles R. Valade
Charles R. Valade, President

COMMONWEALTH NATIONAL BANK
By:	/s/ Charles R. Valade
Charles R. Valade, President